Toups Technology Licensing, Inc., (TTL)

             Pro Forma Condensed Consolidated Financial Statements
                                  (Unaudited)

     The following pro forma condensed consolidated balance sheet as of September 30, 1998 and the pro forma condensed consolidated statements of operations for the nine month period ended September 30, 1998 and the period ended December 31, 1997, give effect to the business combination of Brounley Associates, Inc., (Brounley) and TTL . The pro forma financial statements are based on the historical financial statements of TTL and Bruonley accounting for the combination as a purchase and giving effect to the adjustments described in the Notes to the pro forma financial statmenets.

     The pro forma financial statements have been prepared based upon the historical financial statements of TTL and Brounley. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical financial statements and notes of TTL and Brounley.

                        Toups Technology Licensing, Inc.
                 Pro forma condensed consolidated Balance Sheet
               for the nine-month period ended September 30, 1998
                                  (Unaudited)
                                                      Pro forma      Pro forma
                               Brounley      TTL       Adjustment   Consolidated

Assets
Cash                           $10,895      $177,225          -       $188,120
Inventory, at cost             163,577       160,479          -        324,056
Accounts receivable net
of allowance for
doubtful accounts of
$5,000                         168,602       420,240           -        588,842
Prepaid expenses                     0       104,000           -        104,000
Property and equipment
net of accumulated
depreciation of $113,394        15,114       276,369      13,474        291,483
Goodwill (Note 1)                    0             0     391,942        391,942
Other assets                       700        29,000           -         29,700
                               -------     ---------     ------       ---------
Total assets                   358,888     1,167,313     405,416      1,931,617
                               =======     =========     =======      =========
Liabilities

Accounts payable
  and accrued                  102,647       151,604          -         254,251
Other liabilities               22,657         7,500          -          30,157
Capital lease obligations            0       170,948          -         170,948
                               -------     ---------     ------       ---------
Total Liabilities              125,304       330,052          -         455,356

Stockholders' Equity (Note 2)

Common Stock                    24,444        15,287     (23,544)       16,187
Treasury Stock                 (29,000)            -      29,000             0
Additional paid-in captial      78,756     1,624,848     559,344      2,262,948
Retained Earnings              159,384      (802,874)   (159,384)      (802,874)
                               -------     ---------     ------       ---------
Total stockholders' equity     233,584       837,261     405,416       1,476,261

Total liabilties and
  stockholders' equity         358,888     1,167,313     405,416       1,931,617
                               =======     =========     =======       ========
                        Toups Technology Licensing, Inc.
            Pro forma condensed consolidated Statement of Operations
               for the nine-month period ended September 30, 1998
                                  (Unaudited)
                                                      Pro forma      Pro forma
                               Brounley      TTL       Adjustment   Consolidated

Revenues                       $910,292    $790,692           -      $1,700,984
Cost of Good Sold               588,972     463,753           -       1,052,725

Gross Profit                    321,320     326,939           -         648,259

Gen & Administrative Exp        163,132   1,251,385           -       1,414,517
Amortization Expense (Note 4)         -           -       58,791         58,791
Other income                        240       3,567           -           3,807
                                -------   --------       -------     ----------
Income (loss) before taxes      158,428   (920,879)      (58,791)      (821,242)

Income tax provision             43,710          0            -          43,760
                                -------   --------       -------     ----------
Net income (loss)               114,668   (920,879)      (58,791)      (865,002)
                                =======   ========        ======      =========
Weighted average number of
 shares outstanding (Note 3)                                          14,533,183

Pro forma net (loss) per share                                         ($0.0595)
                                                                         ======

                        Toups Technology Licensing, Inc.
            Pro forma condensed consolidated Statement of Operations
               for the twelve-month period ended December 31, 1997
                                   (Unaudited)

                                                      Pro forma      Pro forma
                               Brounley      TTL       Adjustment   Consolidated

Revenues                       $791,120    $344,149           -      $1,135,269
Cost of Goods Sold              575,526     202,689           -         778,215

Gross Profit                    215,594     141,460           -         357,054

Gen & Administrative Exp        189,262     126,631           -         315,893
Amortization Expense (Note 4)         -           -      78,388          78,388
Other income (exp)               (1,377)        543           -           (834)
                                 ------      ------       ------       --------
Income (loss) before taxes       24,955      15,372     (78,388)        (38,061)

Income tax provision              4,700           0           -           4,700
                                 ------      ------       ------       --------
Net income (loss)                20,255      15,372      (78,388)      (42,761)
                                 ======      ======        =====        =======
Weighted average number
 of shares outstanding (Note 3)                                       9,781,751

Pro forma net income                                                   ($0.0044)

NOTE 1 - Acquisition by Toups Technology Licensing, Inc.

     On September 30, 1998, a share exchange agreement was made by and among Toups Technology Licensing, Inc and the owners at that time of Brounley Associates, Inc.. Brounley became a wholly owned subsidiary of Toups Technology through the exchange of 900,000 shares of Toups Technology common stock for all the issued and outstanding common stock of Brounley. The transaction was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based upon their carrying value plus an adjustment increasing certain fixed assets of $13,474 which was determined to be the estimated fair market value. The purchase price was $639,000 for the acquisition based on 900,000 shares issued at $0.71 per share (average cash price paid for the acquirer's common stock during the period). The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $391,942 and is being amortized on a straight-line basis over five years.

NOTE 2 - Adjustments

     To reflect adjustment to common stock, additional paid-in capital and retained earnings to conform to the purchase accounting method

                       Common   Treasury      Additional          Retained
                       Stock     Stock      Paid-In Capital        Earnings

Eliminate              24,444   (29,000)        $78,756             $159,384
Additional            (a) 900    29,000      (b)639,000                    0

Pro forma adjustment   23,544         0         559,344             $(154,384)

NOTE 3 - Earnings per share

     Pro forma earnings per share have been computed by dividing pro forma net income by the equivalent number of shares of TTL that would have been outstanding if the shares related to the business combination with Brounley discused above had been issued during the historical periods presented.

                                      Nine months            December
                                         ended                  31
                                    September 30, 1998         1997

Net income (loss)                      $(865,002)             ($42,761)

Weighted average number of
 shares outstanding                   14,533,183            9,781,751

Net income (loss) per share             $(0.06)                $(0.004)

Note 4 - Amoritization Expense

     The  excess of the  purchase  price over the fair  market  value of the net assets acquired (goodwill) was $391,942 and is being amortized on a straight-line basis over five years. Accordingly, on a pro forma basis, amortization expense for the nine-month period ended September 30, 1998 and the fiscal year ended December 31, 1997 is $58,791 and $78,388, respectively.

     The following is the unaudited Balance Sheet of Brounley Associates, Inc., and accompanying Statements of Operations, Stockholders' Eqiuty and Cash-Flows and Notes thereto for the interim period ended September 30, 1998.

                            BROUNLEY ASSOCIATES, INC.
                            Balance Sheet (Unaudited)
                                September 30, 1998


           ASSETS

CURRENT ASSETS
      Cash                                  $10,895
Accounts receivable                         168,602
Inventory, at cost                          163,577
Property and equipment, net of
    accumulated depreciation of $33,354      15,114
Other assets                                    700
                                             ------

                Total assets                $358,888
                                            ========

Liabilities
Accounts payable and accrued liabiliteis    $102,647
Notes Payable                                  4,600
Customer Security Deposits                    18,057
                                               -----
Total Liabilities                            125,304
                                             -------
Stockholders' Equity

Common Stock                                  24,444
Treasury Stock                               (29,000)
Additional paid-in capital                    78,756
Retained Earnings                            159,384
                                             -------

Total stockholders' equity                 $ 233,584
                                           ---------

Total liabilities and
  stockholders' equity                     $ 358,888
                                           =========



        The accompanying notes are an integral part of these statements.

                            BROUNLEY ASSOCIATES, INC.
                             Statement of Operations
         For the nine month period ended September 30, 1998 (Unaudited)



Sales                                   $910,292
Cost of goods sold                       588,972
                                        --------
Gross profit                             321,320
                                         --------
Expenses
Salaries                                  41,584
Consulting fees                           11,890
Other operating costs                    109,658
                                        --------
Total expenses                           163,132

Net operating income                     158,188

Other income
Interest Income                              240
                                        --------

Income before taxes                      158,428

Income tax provision                      43,760
                                        --------

Net income                              $114,668
                                        ========
General and administrative expenses      189,262




        The accompanying notes are an integral part of these statements.

                            BROUNLEY ASSOCIATES, INC.
                        Statement of Stockholders' Equity
                         September 30, 1998 (Unaudited)


                                              Additional   Retained
                         Common    Treasury    Paid-In     Earnings
                          Stock      Stock     Capital     (Deficit)   Total

Balance December 31, 1997 24,444   (29,000)    47,156       44,716    87,316

Additional (Subtraction)
for the year                             0     31,600       (9,000)     31,600

Net Earnings for the year                                   114,668    114,668
                         ------     ------     ------       -------    -------
Balance
 September 30, 1998       24,444    (29,000)    78,756      159,384    233,584
                          ======    ========    ======       =======   ========




        The accompanying notes are an integral part of these statements.

                            BROUNLEY ASSOCIATES, INC.
                             Statement of Cash Flows
                         September 30, 1998 (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES

      Net earnings                                                $114,668
Adjustments to reconcile net earnings
           to net cash provided by operating activities:
             Depreciation and amortization                           7,200
(Increase) Decrease in receivables                                (163,158)
(Increase) Decrease in inventory                                    74,105
(Increase) Decrease in other current assets                            800
Increase in payables and accrued items                             (35,608)
                                                                   --------
                          NET CASH PROVIDED BY
                          OPERATING ACTIVITIES                      (1,993)

CASH FLOWS FROM INVESTING ACTIVITIES

                Purchase of building, land & equipment             (42,041)
                                                                   --------
                          NET CASH (USED BY)
                          INVESTING ACTIVITIES                     (42,041)

CASH FLOWS FROM FINANCING ACTIVITIES

Prtoceeds from short-term debt                                       4,600
Issuance of Common Stock                                            34,200
Reissue of Treasury Sock                                            29,000
Repayment of debt to related party                                 (42,815)
                                                                   --------
                          NET CASH PROVIDED BY/(USED BY)
                          FINANCING ACTIVITIES                      24,985
                                                                   --------
NET INCREASE (DECREASE) IN CASH                                    (19,049)
CASH AT BEGINNING OF YEAR                                           29,944
                                                                   --------
CASH AT END OF YEAR                                               $ 10,895
                                                                  =========

                                    NOTES TO
                         UNAUDITED FINANCIAL STATEMENTS
                            BROUNLEY ASSOCIATES, INC.
                          Notes to Financial Statements
                               September 30, 1998


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

     Brounley Associates, Inc. is located in Pinellas County, Florida. The Company is engaged in the design, manufacture and sale of radio frequency (RF) generators to customers located throughout the United States and abroad. Substantially all sales are to nationally or internationally based concerns in high technology industries.


Method of Accounting

     The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles.


Fixed Assets

     Major purchases of property and equipment having a life of more than one year are stated at cost and capitalized. Repair and maintenance items are charged against earnings. The Company uses tax depreciation lives and methods for both financial reporting and tax purposes which does not differ materially from generally accepted accounting principles and is calculated based on the following:


             Asset Category                  Method*           Estimated Lives

Computer equipment                           SL/DDB               5 years
Furniture and fixtures                       SL/DDB               5 - 8 years
Machinery and equipment manufacturing        SL/DDB               5 - 8 years

*     SL - straight line
      DDB - double declining balance

Cash Equivalents

     For purposes of the statements of cash flows, cash equivalents consist of money market and municipal bond funds with a maturity of three months or less when purchased. The Company does not consider any of its assets to meet the definition of cash equivalents.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
Accounts Receivable

     The company has not established an allowance for uncollectible accounts, since all amounts are deemed collectible.

NOTE 2 -- ACCOUNTS RECEIVABLE

Details of accounts receivable are:                      September 30, 1998

      Accounts receivable - trade                           $168,602
      Allowance for doubtful accounts                            -0-
                                                            --------
               Accounts receivable, net                     $168,602
                                                            ========

NOTE 3 -- INVENTORIES

Details of inventories are:                              September 30, 1998

      Raw materials                                           $ 97,074
      Work-in-process                                           11,150
Finished goods                                                  55,353
                  Total inventories                           $163,577

     Raw materials are stated at the lower of cost or market. Cost is determined
by  the  first-in,   first-out  method,  and  market  represents  the  lower  of replacement cost or estimated net realizable value.

     Work-in-process valuation is based on a labor rate applied to the total hours accumulated at December-31, 1997.

NOTE 4 -- FIXED ASSETS

Details of fixed assets are:                    September 30, 1998

      Manufacturing equipment                      $40,824
Computer equipment                                   6,574
Office equipment                                     1,070
Accumulated depreciation                           (33,354)
                                                   --------
                  Fixed assets, net                 $15,114
                                                   ========

     Depreciation and amortization expense for the year ended December 31, 1997 was $11,131.

NOTE 5 -- Common Stock

     The Company has 100,000 shares authorized, 22,222 shares issued and outstanding of $1 par value common stock as of September 30, 1998.

NOTE 6 - Additional Paid-In Capital

     A Brounley stockholder elected to capitalize $31,600 of a Note payable due him. This constituted an increased additioanl paid-in capital for the Company with no impact on the number of shares of common stock issued.

NOTE 6 - Acquisition by Toups Technology Licensing, Inc.

     On September 30, 1998, a share exchange agreement was made by and among Toups Technology Licensing, Inc and the owners at that time of Brounley Associates, Inc.. Brounley became a wholly owned subsidiary of Toups Technology through the exchange of 900,000 shares of Toups Technology common stock for all the issued and outstanding common stock of Brounley.

                          Lacher McDonald & Co., CPA's
                       Certified Public Accountants, P.A.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Brounley Associates, Inc.
Largo, Florida

     We have audited the accompanying balance sheet of Brounley Associates, Inc. as of December 31, 1997 and the related statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     Except as discussed in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     We did not observe the taking of the physical inventory at December 31, 1997 (stated at $237,682), since this date was prior to the time we were initially engaged as auditors for the Company. We were able to satisfy ourselves about inventory quantities by means of other auditing procedures.

     In our report dual dated October 19, 1998 and March 2, 1999, we expressed an opinion that except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to observe the physical inventories taken as of December 31, 1997 and 1996, the 1997 financial statements present fairly, in all material respects, the financial position as of December 31, 1997 and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles. As described in Note 10, we were able to satisfy ourselves about inventory valuation by means of other auditing procedures. Accordingly, our present opinion on the 1997 financial statements, as presented herein, is different from that expressed in our previous report.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brounley Associates, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


October 19, 1998
(Except for Note 9, as to which the date is March 2, 1999 and Note 10 as to which the date is July 17, 1999)

Lacher McDonald & Co., CPAs - Certified Public Accountants, P.A.
Member American Institute of Certified Public Accountants


                            BROUNLEY ASSOCIATES, INC.
                                  Balance Sheet
                                December 31, 1997


           ASSETS

CURRENT ASSETS
      Cash                                  $29,944
Accounts receivable, net                      5,444
Inventories                                  237,68
Other current assets                            800
       Total current assets                 273,870
FIXED ASSETS, NET                            11,873
OTHER ASSETS                                    700

                Total assets                $286,443


           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Current portion long-term liabilities     $15,325
Accounts payable - trade                         63,607
Customer deposits                                90,285
Other current liabilities                         2,420
                Total current liabilities       171,637


LONG-TERM LIABILITIES, less current portion       27,490

                Total liabilities                199,127

STOCKHOLDERS' EQUITY

      Common stock                                 24,444
Treasury stock                                    (29,000)
Additional paid in capital                          47,156
Retained earnings                                   44,716
                Total stockholders' equity          87,316

                Total liabilities and
                 stockholders' equity              $286,443



        The accompanying notes are an integral part of these statements.

                           BROUNLEY ASSOCIATES, INC.
                              Statement of Earnings
                                December 31, 1997



Sales                                   $791,120
Cost of goods sold                       575,526
Gross profit                             215,594
General and administrative expenses      189,262
Total operating earnings                  26,332

Other income:
      Other income                           155
Total other income                           155

Other expenses:
      Other expense                           325
      Interest expense                      1,207
Total other expenses                        1,532

Earnings before income taxes               24,955

Income taxes                                4,700
Net earnings                             $ 20,255










        The accompanying notes are an integral part of these statements.

                            BROUNLEY ASSOCIATES, INC.
                        Statement of Stockholders' Equity
                                December 31, 1997


                                    Common    Additional    Retained
                         Number      Stock      Paid-In     Earnings
                        Of Shares   (At Par)   Capital      (Deficit)   Total

Balance December 31, 1996 $24,444    $  -0-    $47,156       $24,461    $96,061

Treasury Stock                 -0-   (29,000)      -0-           -0-   (29,000)

Net earnings for the year      -0-       -0-        -0-       20,255     20,255

Balance December 31, 1997  $24,444   $(29,000)  $47,156     $ 44,716    $87,316






























        The accompanying notes are an integral part of these statements.

                            BROUNLEY ASSOCIATES, INC.
                             Statement of Cash Flows
                                December 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES

      Net earnings                                             $ 20,255
Adjustments to reconcile net earnings
           to net cash provided by operating activities:
             Depreciation and amortization                       11,131
Decrease in receivables and prepaid items                        52,604
(Increase) in inventory                                         (54,403)
Increase in payables and accrued items                           23,856
Gain on sale of assets                                             (155)

                          NET CASH PROVIDED BY
                          OPERATING ACTIVITIES                    53,288

CASH FLOWS FROM INVESTING ACTIVITIES

                Purchase of building, land & equipment            (5,531)
Proceeds from sale of equipment                                      750
                          NET CASH (USED BY)
                          INVESTING ACTIVITIES                    (4,781)
CASH FLOWS FROM FINANCING ACTIVITIES

                Repayment of short-term debt                        (822)
Repayment of long-term debt                                       (3,863)
Purchase of treasury stock                                       (29,000)
                          NET CASH PROVIDED BY/(USED BY)
                          FINANCING ACTIVITIES                   (33,685)
NET INCREASE (DECREASE) IN CASH                                   14,822
CASH AT BEGINNING OF YEAR                                         15,122
CASH AT END OF YEAR                                             $ 29,944


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

      Cash paid during the year for interest                   $   1,207

      Cash paid during the year for income taxes               $   4,481






        The accompanying notes are an integral part of these statements.

                                    NOTES TO
                              FINANCIAL STATEMENTS
                            BROUNLEY ASSOCIATES, INC.
                          Notes to Financial Statements
                                December 31, 1997


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

     Brounley Associates, Inc. is located in Pinellas County, Florida. The Company is engaged in the design, manufacture and sale of radio frequency (RF) generators to customers located throughout the United States and abroad. Substantially all sales are to nationally or internationally based concerns in high technology industries.


Method of Accounting

     The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles.


Fixed Assets

     Major purchases of property and equipment having a life of more than one year are stated at cost and capitalized. Repair and maintenance items are charged against earnings. The Company uses tax depreciation lives and methods for both financial reporting and tax purposes which does not differ materially from generally accepted accounting principles and is calculated based on the following:


             Asset Category                  Method*           Estimated Lives

Computer equipment                           SL/DDB               5 years
Furniture and fixtures                       SL/DDB               5 - 8 years
Machinery and equipment manufacturing        SL/DDB               5 - 8 years

*     SL - straight line
      DDB - double declining balance

Cash Equivalents

     For purposes of the statements of cash flows, cash equivalents consist of money market and municipal bond funds with a maturity of three months or less when purchased. The Company does not consider any of its assets to meet the definition of cash equivalents.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
Accounts Receivable

     The company has not established an allowance for uncollectible accounts, since all amounts are deemed collectible.

NOTE 2 -- ACCOUNTS RECEIVABLE

Details of accounts receivable are:

      Accounts receivable - trade                           $   5,444
      Allowance for doubtful accounts                             -0-

               Accounts receivable, net                     $   5,444

NOTE 3 -- INVENTORIES

Details of inventories are:

      Raw materials                                           $ 99,278
      Work-in-process                                          131,554
Finished goods                                                   6,850
                  Total inventories                           $237,682

     Raw materials are stated at the lower of cost or market. Cost is determined
by  the  first-in,   first-out  method,  and  market  represents  the  lower  of replacement cost or estimated net realizable value.

     Work-in-process valuation is based on a labor rate applied to the total hours accumulated at December-31, 1997.

NOTE 4 -- FIXED ASSETS

Details of fixed assets are:

      Manufacturing equipment                      $30,434
Computer equipment                                   6,524
Office equipment                                     1,070
Accumulated depreciation                           (26,155)
                  Fixed assets, net                 $11,873

     Depreciation and amortization expense for the year ended December 31, 1997 was $11,131.

NOTE 5 -- OTHER CURRENT LIABILITIES

Details of other current liabilities are:

      Income taxes payable                               $ 2,300
      Accrued expenses                                       120
                  Total other current liabilities        $ 2,420

     There has been no accrual of vacation benefits earned but unused as employees are not allowed to carry this over from one year to the next and any amounts due at December 31, 1997 were not material to the payroll expense as a whole.

NOTE 6 -- LONG-TERM LIABILITIES

     The balance reflected as long-term liabilities at December 31, 1997 relates to a note payable with an original principal balance of $47,500 and interest rate of 8% to a shareholder dating back to 1994 when the corporation was formed. No payments were made on this note prior to 1997.
      Maturities of this note are as follows:

                  Years Ending
                  December 31,                          Amount

                          1998                         $15,325
                          1999                          16,555
                          2000                          10,935
                    Thereafter                              -0-
                  Total                                $42,815


NOTE 7 -- COMMON STOCK

     The Company has 100,000 shares authorized, 24,444 shares issued and outstanding of $1 par value common stock as of December 31, 1997.

     During 1997 the Company purchased 2,222 shares from a shareholder. The stock was valued at $29,000.


NOTE 8 -- SUBSEQUENT EVENTS

     On September 30, 1998 a share exchange agreement was made by and among Toups Technology Licensing, Inc. and the owners at that time of Brounley Associates. Inc. Brounley Associates, Inc. combined with Toups Technology Licensing, Inc. through the exchange of 900,000 shares of Toups Technology Licensing, Inc. common stock for all the issued and outstanding common stock of Brounley Associates, Inc.


NOTE 9 -- CORRECTION OF AN ERROR

     On  September  30,  1998,  2,222  shares  valued  at  $31,600  of  Brounley
Associates, Inc. common stock was issued to one of the principals of the Company. These shares were issued to compensate the principal for providing expertise, engineering services and the liberal use of his equipment and reputation during the years of 1994 and 1995. This transaction was initially recorded in 1998, but it was determined that in order to accurately reflect the timing of this transaction, the statements needed to be corrected to reflect these prior period transactions. The result of this transaction is to increase the common stock and additional paid in capital account balances at December 31, 1997 and December 31, 1996 to $24,444 and $47,156, respectively.


NOTE 10 -- ADDITIONAL SUBSEQUENT EVENT

     On July 16, 1999, Toups Technology Licensing, Inc. (the subsequent acquirer of the Company) engaged the original auditors of the Company to perform additional procedures regarding inventory. In the original audit, it was not cost effective for the auditors to perform extensive alternative procedures regarding inventory. During this subsequent engagement, the auditors performed various alternative procedures which allowed them to express an unqualified opinion.

     Based on these extensive additional procedures, the auditors found that no adjustment to inventory was necessary. However, it was discovered that the reversal of a sales invoice had been recorded incorrectly. The correction of this entry resulted in a decrease to sales of $61,000, a decrease to cost of goods sold of $44,000 and an increase to current liabilities of $14,000 (net of tax).


                            BROUNLEY ASSOCIATES, INC.
                             Additional Information
                         Analysis of Cost of Goods Sold
                                December 31, 1997


COST OF GOODS SOLD

       Direct costs:
       Beginning inventory                $ 183,279
       Materials                            344,653
       Labor                                149,597
       Subcontracted services                20,796
       Ending inventory                    (237,682)

                Total direct costs           460,643


       Indirect costs:
       Office expense                           614
       Depreciation                          11,131
       Discounts earned                        (436)
       Freight                               17,949
       Repairs and maintenance                  858
       Supplies                              29,375
       Outside engineering services          55,392

             Total indirect costs           114,883

             Total cost of goods sold      $575,526


GENERAL AND ADMINISTRATIVE EXPENSES

       Advertising                          $ 1,104
       Auto and truck                           183
       Bank charges                              26
       Compliance testing                    22,241
       Insurance - general                    5,178
       Insurance - group                      9,890
       Miscellaneous                            839
       Office/expense                         2,059
       Office salaries                        3,248
       Officers' salaries                     53,883
       Payroll taxes                          16,683
       Professional fees                       3,171
       Rent                                   24,434
       Repairs and maintenance                   710
       Royalties                              25,890
       Taxes and license                       1,724
       Telephone                               5,813
       Trade show                              3,361
       Travel                                  5,366
       Utilities                               3,459

Total general and administrative expenses   $189,262


                 See auditors' report on additional information.

                          INDEPENDENT AUDITORS' REPORT
                            ON ADDITIONAL INFORMATION

Board of Directors
Brounley Associates, Inc.
Largo, Florida

     Our report on our audit of the basic financial statements of Brounley Associates, Inc. for 1997 appears on page 3. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The analysis of cost of goods sold and the analysis of general and administrative expenses are presented for purposes of additional analysis and are not required parts of the basic financial statements.

     We did not observe the taking of the physical inventories at December 31, 1997 (stated at $237,682), since this date was prior to the time we were initially engaged as auditors for the Company. We were able to satisfy ourselves about inventory quantities by means of other auditing procedures.

     The analysis of costs of goods sold and analysis of general and administrative expenses has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


October 19, 1998

Lacher McDonald & Co., CPAs - Certified Public Accountants, P.A.
Member American Institute of Certified Public Accountants